UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported):  October 21, 2009

LAKE SHORE BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States (State or other jurisdiction of incorporation)	000-51821 (Commission File Number)	20-4729288 (IRS Employer Identification No.)

125 East Fourth Street, Dunkirk, NY 14048
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (716) 366-4070

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On October 21, 2009, Lake Shore Bancorp, Inc. (the “Company”) announced the appointment of Daniel P. Reininga as Chief Operating Officer, effective January 1, 2010 (the “Effective Date”).  Mr. Reininga, 50, is currently the Vice Chairman of the Company’s Board of Directors (the “Board”) and will retain his position on the Board while holding the position of Chief Operating Officer.  He has served on the Board since 1994 and his current term will expire in 2011.  Mr. Reininga is also the President of G.H. Graf Realty Corporation, Inc. (“G.H. Graf”), a real estate investment company located in Dunkirk, New York, a position he will continue to hold after the Effective Date.

The initial terms of Mr. Reininga’s employment with the Company as Chief Operating Officer provide for an annual base salary of $160,000 and participation in the Company’s Short-term Incentive Plan with a target bonus for 2010 of 10% of his 2010 base salary, subject to the approval of the Compensation Committee of the Board of Directors (the “Compensation Committee”).  Awards under the Short-term Incentive Plan are paid in cash and are contingent upon the employee’s successful achievement of performance objectives during the Company’s fiscal year and upon his or her continued employment with the Company through the end of its fiscal year.  The Short-term Incentive Plan is described further in the Company’s proxy statement for the 2009 annual meeting that was filed with the Securities and Exchange Commission on April 9, 2009.  In addition, Mr. Reininga will be eligible to participate in the benefit programs that are generally applicable to the Company’s executives, including its 2006 Recognition and Retention Plan (the “2006 Stock Plan”) and 2006 Stock Option Plan (the “2006 Option Plan”).  Mr. Reininga’s employment is at-will, and either party may terminate his employment at any time.  Following the Effective Date, Mr. Reininga will no longer receive compensation that is provided to non-employee directors with respect to his service on the Board.

Prior to the Effective Date, the Compensation Committee will determine the additional components of Mr. Reininga’s compensation, which may include, without limitation, (1) a grant of shares of restricted stock pursuant to the 2006 Stock Plan and/or stock options pursuant to the 2006 Option Plan, and (2) modifications to the terms of and Mr. Reininga’s rights under the Company’s supplemental retirement plan to take account of his appointment as Chief Operating Officer.  In addition, the Company and Mr. Reininga will enter into a Change of Control Agreement with Mr. Reininga in the Company’s standard form on or prior to the Effective Date.

Lake Shore Savings Bank (the “Bank”), a subsidiary of the Company, has outstanding loans to Mr. Reininga and G.H. Graf and certain of its affiliates. These loans: (1) were made in the ordinary course of business; (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank; and (3) did not involve more than the normal risk of collectability or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer

Date: October 23, 2009